Exhibit 10.06
                              CONSULTING AGREEMENT


     CONSULTING AGREEMENT made this 11th day of March 1999 (this "Agreement"), by and between

     Sparta Surgical Corporation, a Delaware corporation (the "Company") with offices at Bernal Corporate Park, 7068 Koll Center Parkway - Suite 425, Pleasanton, California 94566

 and

     IGC of New York Corporation, or its assigns ("the Consultant").

WITNESSETH:

     Whereas, the Company and the Consultant (or an entity related to or under common control with the Consultant) have entered into various agreements which pertain to consulting services similar to those identified in this Agreement, including but not limited to those dated December 1, 1998, December 3, 1998, February 23, 1999 and March 4, 1999,

     Whereas, this agreement is intended to supersede and replace all of these prior agreements, together with any amendments thereto and any other agreements which may exist, whether written or oral, regarding the Consultant's (which shall include Howard Schuster or any entity with which Howard Schuster has any affiliation) performing consulting services on behalf of the Company,

     Whereas, the Company desires to retain the services of the Consultant as a consultant on a non-exclusive basis to render financial advise and assistance to the Company in connection with the Company's seeking, negotiating and choosing merger and acquisition candidates, an din connection with the Company's seeking financing, which financing shall be subject to the approval in all respects by the Company in its sole discretion, all upon the terms and conditions set forth in this agreement, and

     Whereas, the Consultant desires to accept said retention.

     Now, therefore, in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

     Section 1. Term of Consultancy. The term of the consultancy with the Consultant (the "Term") shall commence on the date hereof (the "Effective Date") and continuing for a period of two (2) years unless otherwise terminated pursuant to Section 3 of this Agreement. This Agreement shall be non-exclusive.

     Section 2. Fees. During the Term, the Company shall pay to the Consultant (or a party designated by the Consultant) the following fees, which amounts shall be payable solely with respect to any transactions or financings as to which the Consultant has acted as the introducing party to the Company:

a. Upon the execution of this Agreement, the Company shall issue to the Consultant 300,00C warrants to purchase one share of the Company's common stock, $0.002 par value ("Common Stock") at a price of $0.95 per share. The warrants shall expire if not exercised within three (3) years and shall have piggyback registration rights with respect to any shares issued upon their exercise.

b. In the event the Consultant introduces the Company to a source of private placement financing, upon the closing and funding of such financing the Consultant shall be paid an amount equal to the following:

     Percentage of amount raised                     Type of Financing
     ---------------------------                     -----------------
                4%                                   Senior Secured Debt
                6%                                   Mezzanine/Subordinate Debt
                8%                                   Private Equity

     In addition, the Consultant shall, upon the closing and funding of a private placement financing in the amount of $10,000,000, receive 500,000 warrants to purchase one share of the Company's Common Stock at a price of $0.95 per share in the event the Consultant introduces a source of such private placement. Consultant shall receive a lesser amount of warrants in the event a lesser amount of private placement funding is located, closed and financed, which amount shall be determined on a pro rata basis (for example, in the event $1,000,000 in private placement financing were located by the Consultant, which financing closes and is funded, the Consultant would be entitled to receive 50,000 warrants), provided however that a total of not more than 500,000 warrants shall be issued pursuant to this section. The warrants shall expire if not exercised within three (3) years of their issuance and shall have piggyback registration rights with respect to any shares issued upon their exercise.

c. In the event the Consultant introduces the Company to a source of senior secured debt, mezzanine/subordinated debt or private equity bridge financing in an amount of at least $500,000, which financing closes and is funded on or before March 30, 1999, upon the closing and funding of such financing, in addition to the amounts owing under subparagraph b of this
     Section 2, the Consultant shall be paid $8,000 per month, in the form of equal monthly installments over the following twenty-four (24) month period, provided, however, that in the event a secondary public offering has not been completed and funded, through an underwriter introduced by the Consultant to the Company, resulting in net proceeds to the Company in an amount of not less than $10,000,000 (the "Secondary Offering"), on or before August 31, 1999, the Company's obligation to make such monthly payment shall cease on such date.

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


     In the event the Consultant introduces the Company to a target for any mergers or acquisitions which mergers or acquisitions are completed by the Company and which result in the Company's completing a Secondary Offering which results in the Company's receiving net proceeds in the amount of at least $10,000,000 the Consultant shall thereafter be retained, on a non-exclusive basis, as a consultant to assist the Company in locating and evaluating additional merger and acquisition opportunities for a period of twenty four months thereafter (the "Post-Offering Consulting Period"). In the event the Consultant is retained to act as a non-exclusive consultant during the Post-Offering Consulting Period pursuant to this subsection, the Consultant shall receive the following compensation for such services: (i) $100,000 at the time the Post-Offering Consulting Period commences; (ii) 500,000 warrants to purchase one share of the Company's Common Stock at a price of $0.95 per share (which warrants shall expire if not exercised within three (3) years of their issuance and shall have piggyback registration rights with respect to any shares issued upon their exercise)
     (iii) $12,500 per month in the form of equal monthly installments over the twenty-four (24) month period comprising the Post-Offering Consulting Period.

     Section 3. Termination. This Agreement may be terminated under the following circumstances:

a. This Agreement may be terminated by the Consultant at any time upon ten days' written notice.

b. The Company may terminate the agreement at any time for Cause following ten days' prior written notice. For purpose of this Agreement, "Cause" shall mean: (1) negligence of the Consultant in the performance of the duties hereunder, or (2) the commission of any felony by the Consultant.

     Section 4. Confidential Information. The Consultant expressly covenants and agrees that it will not at any time, during or after the Term, directly or indirectly, use or permit the use of any confidential information of or relating to the Company and will not divulge such confidential information to any person, firm, corporation, or other entity whatsoever except as is necessary for the performance of duties as consultant to the Company under the terms of this Agreement. In the event the Consultant is required by the court to divulge information about the Company (or is requested to do so in any legal proceeding), the Consultant hereby agrees to provide the Company with prompt written notice of such request or requirement in order to enable the Company to seek an appropriate protective order or other remedy, and to otherwise consult with the Company with respect to taking steps to resist or narrow the scope of such request or legal process. Any information which (i) is or becomes known to the public without breach by the Consultant of any of the terms hereof or of the common law duties of the Consultant, (ii) is developed independently by the Consultant without reference to any confidential information, or (iii) is or

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


becomes available to the Consultant from sources outside the Company, is not bound by a confidentiality agreement with the Company prohibiting such disclosure, and shall not be deemed to be confidential information.

     Section 5. General.

a. Applicable law. This Agreement shall, in all respects, be governed by the laws of the State of California, without giving effect to conflicts of law principles. The parties consent to the jurisdiction of a court of proper jurisdiction located in Alameda County, State of California for resolution of all disputes relating to or arising under this Agreement.

b. Survival. Except as provided herein, the parties hereto agree that the covenants in Section 5 hereof shall survive the termination of this Agreement.

c. Indemnification. The Company hereby agrees to indemnify and hold the Consultant harmless from and against any and all costs, expenses (including attorney's fees), liabilities, losses, damages, fines, penalties, judgements and amounts paid in settlement ("Losses"), that are incurred or suffered by the Consultant which arise from the Consultant's services to the Company or services performed at the request of the Company. Notwithstanding the foregoing, the Company shall not be required to indemnify the Consultant in respect of losses or damages arising from negligence or willful misconduct of the Consultant.

d. Modifications or Amendments. No amendment, change or modification of this document shall be valid unless in writing and signed by all parties hereto.

e. Waiver. No reliance upon or waiver on one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof

f. Successors and Assigns. All of the terms and provisions contained herein shall insure to the benefit of and shall be binding upon the parties hereto and their successors and assigns.

g. Separate Counterparts. This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall together constitute and shall be one and the same instrument.

h. Headings. The caption appearing at the commencement of the sections hereof are descriptive only and are for convenience of reference. Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such captions shall control and govern in the construction of this document.


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



i. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any all prior agreements, understandings or representations are hereby terminated and canceled in their entirety.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



SPARTA SURGICAL CORPORATION                     IGC OF NEW YORK CORPORATION







-------------------------------------           -----------------------------
Thomas F. Reiner, President, Chairman           Howard Schuster, President (1)
and Chief Executive Officer









-------------
     (1) In addition, Mr. Schuster is executing this document in such capacity as may be required on behalf of any other entity with which he is affiliated which may have an agreement with the Company which is being terminated by this agreement.

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



     i. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any all prior agreements, understandings or representations are hereby terminated and canceled in their entirety.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


SPARTA SURG1CAL CORPORATION                        IGC OF NEW YORK CORPORATION




/s/  Thomas F. Reiner                              /s/  Howard Schuster
-------------------------------------              -----------------------------
Thomas F. Reiner, President, Chairman              Howard Schuster, President(1)
and Chief Executive Officer







----------------
     (1) In addition, Mr. Schuster is executing this document in such capacity as may be required on behalf of any other entity with which he is affiliated which may have an agreement with the Company which is being terminated by this agreement.



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

                           SPARTA SURGICAL CORPORATION

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED TO ANY PERSON WITHOUT THE PRIOR WRITTEN CONSENT OF SPARTA SURGICAL CORPORATION OR IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.


                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------

WARRANT dated as of the 4th day of March, 1999, issued by Sparta Surgical Corporation ("Sparta"), a Delaware corporation with offices at Bernal Corporate Park, 7068 Koll Center Parkway, Pleasanton, California 94566 to IGC of New York Corporation, a corporation organized under the laws of New York ("IGC")..

     This Warrant entitles IGC or its permitted assigns, to purchase from Sparta, at any time, or from time to time, up until 5:00 p.m., United States Eastern Standard Time on the three (3) year anniversary of the date hereof, 300,000 of Sparta's fully paid and nonassessable shares of Common Stock, $0.002 par value (the "Common Stock"), at a price of $0.95 per share (the "Exercise Price"), subject to adjustment as provided for herein, upon the holder's presentation and surrender of this Warrant at the corporate offices of Sparta, and upon its payment of the Exercise Price and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of Sparta. Notwithstanding the foregoing, this Warrant may not be exercised! during the so-called "quiet period" following any filing made with the United States Securities and Exchange Commission respecting any public offering of Sparta's securities.

     1. Exercise. The purchase rights represented by this Warrant are exercisable, at the option of the holder, in whole at any time, or in part from time to time. In the case of the purchase of less than all of the shares purchasable under this Warrant, Sparta shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

     2. Registration Rights. The holder of this Warrant shall have such registration rights respecting the Common Stock for which this Warrant is exercisable as are set forth in a Registration Rights Agreement by and between IGC and Sparta of even date herewith (the "Registration Rights Agreement"). The holder of this Warrant shall be subject to an Irrevocable Voting Trust Agreement appointing Thomas F. Reiner as Trustee with full voting rights over such common shares. Any subsequent holder of this Warrant shall be deemed to have consented to the provisions of the Registration Rights Agreement and the Irrevocable Voting Trust Agreement and shall be bound by the terms and conditions thereof

     3. Investment Representations. By its execution of this Warrant, IGC hereby represents and certifies as follows:

          (i) IGC of New York Corporation is purchasing this Warrant for the investment of itself and its principals only, and not with a view to the further resale or distribution thereof

                           SPARTA SURGICAL CORPORATION

          (ii) IGC of New York Corporation understands that this Warrant does not provide the holder with voting rights, representation on Sparta's Board of Directors, preemptive rights, nor any share of dividends, spinoffs or distributions, while this Warrant remains unexercised.

          (iii) IGC of New York Corporation has had adequate opportunity to investigate Sparta, and to meet with its principals and ascertain the nature and value of its business, purposes and prospects.

     4. Transfer Restrictions. The holder shall not transfer, assign or otherwise dispose, directly or indirectly, of its rights or interests in the Warrant (or in any Common Stock or other securities which may be received upon its being exercised) in the absence of there being a registration statement in effect with respect to these Warrants under the United States Securities Act of 1933, as amended, or applicable state law. Any purported transfer, assignment or other purported disposition in contravention of the terms of this Warrant shall be void and of no effect. Any certificate for shares of Common Stock issued upon the exercise of this Warrant shall bear a legend setting forth such restrictions on transfer.

     5. Adjustments. The number and kind of securities or other property purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events.

          (a) In case Sparta shall (i) pay a dividend in, or make a distribution of, shares of Common Stock or of capital stock convertible into Common Stock on its outstanding Common Stock, (ii) subdivide its outstanding shares of Common stock into a greater number of such shares or (iii) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock purchasable upon the exercise of this Warrant outstanding immediately prior thereto shall be adjusted so that the holder shall be entitled to receive at the same aggregate Exercise Price the number of shares of Common Stock which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the happening of such event. Any adjustment made pursuant to this subsection shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof If, as a result of an adjustment made pursuant to this subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of Sparta, the Board of Directors of Sparta (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.


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


                           SPARTA SURGICAL CORPORATION

          (b) In the event of any adjustment of the total number of shares of Common Stock purchasable upon the exercise of Warrants pursuant to subsection (a) above, the Exercise Price of each such Warrant shall remain unchanged, but the number of shares of capital stock obtainable on exercise of each such Warrant shall be adjusted as provided in subsection (a) above.

          (c) In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in subsection (a) above or subsection (d) below), any holder, upon exercise of Warrants, shall be entitled to receive, in substitution for the Common Stock to which such holder would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of Sparta (or cash) that such holder would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior thereto; in any such case, appropriate provision (as determined by the Board of Directors of Sparta) shall be made for the application of this Section 5 with respect to the rights and interests thereafter of the holders (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this Section 5 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

          (d) In case of any consolidation of Sparta with, or merger of Sparta into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of Sparta as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the holder a supplemental agreement providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon which consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of Sparta for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental agreement shall provide for adjustment which shall be as nearly equivalent as may action in respect of which indemnity may be sought against Sparta, IGC or such underwriter or such controlling person, as the case me be, will notify Sparta in writing of the commencement thereof, and, subject to the provisions hereinafter stated, Sparta shall assume the defense of such action (including the employment of counsel, who


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


                           SPARTA SURGICAL CORPORATION

          shall be counsel satisfactory to IGC or such underwriter or controlling person, as the case may be, and the payment of all expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against Sparta. IGC or any underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at IGC's sole expense. Sparta shall not be liable to indemnify any person for any settlement of any such action effected without Sparta's consent.

     6. Settlement of Underwriter. In the event that IGC proposes to offer any of the Registrable Shares to or through an underwriter, IGC shall use such underwriter, if any, as Sparta has identified as its principal investment banker.

     7. Adjustment. If there shall be any change in the shares of Sparta through reorganization, recapitalization, stock dividend, stock split, combination, amalgamation or exchange of shares, or the like, all of the terms and provisions of this Warrant shall apply to any new, additional or different shares of investments issued with respect to the Registrable Shares as a result of such event, and such shares or investments shall be deemed to constitute "Registrable Shares" hereunder.

     8. Successors and Assigns. This Warrant shall be binding on and inure to the benefit of Sparta's successors and assigns, and shall inure to the benefit of, and be binding of, and be binding on, transferees and assignees of the Warrants, but not transferees or assignees or Registrable Shares; and shall not be otherwise assignable by IGC. Upon any proper transfer or exercise of the benefits hereof, the transferee or person exercising such rights, as the case may be, shall also be bound by the transferor's obligations hereunder, except as otherwise expressly provided herein.

     9. Notices. Notices hereunder shall be given as follows:

In the case of notice to IGC, to:

                 IGC of New York Corporation
                 40 E. 94th Street
                 New York, NY 10128

and in the case of notice to Sparta, to:

                 Sparta Surgical Corporation
                 Bernal Corporate Park
                 7068 Koll Center Parkway, Suite, 425
                 Pleasanton, California 94566

                 Attn: Mr. Thomas F. Reiner


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


                           SPARTA SURGICAL CORPORATION


with a copy to:

                 Mr. John Kostrubanic
                 Pepe & Hazard, LLP
                 150 Federal Street, 28th Floor
                 Boston, Massachusetts 02110

or to such other addresses as to which the parties may subsequently notify each other in writing. All notices hereunder shall be in writing, and shall be deemed to have been given at the date of actual receipt, or when actual delivery to such address has been confirmed in writing by an unaffiliated delivery service. The party responsible for giving notice under any provision of this Warrant shall bear all expenses and fees incurred in connection therewith.

     10. Governing Law. This Warrant shall be construed in accordance with the laws of the State of California.

     11. Amendments; Waivers. Changes, amendments or modification in or additions to of any provisions under or of this Warrant may be made only by a written instrument executed by the parties thereto. Waivers must be by written instrument executed by the party to be bound thereby.

     12. Captions. Captions are for convenience only and shall not be deemed to be a part of this Warrant, nor shall be taken into any consideration in the interpretation hereof.

     13. Counterparts. This Warrant may be executed in any number of counterparts, each of which shall constitute an original, but which taken together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Warrant to be executed as of the day and year first above written.

                                             SPARTA SURGICAL CORPORATION


                                             By:  /s/  Thomas F. Reiner
                                                 -------------------------------
                                                Thomas F. Reiner, President, CEO
                                                and Chairman of the Board




                                             By:
                                                 -------------------------------
                                                 Howard Schuster
                                                 IGC of New York Corporation








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